UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 16, 2010

CHINA NUTRIFRUIT GROUP LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-34440	87-0395696
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)

5th Floor, Chuangye Building, Chuangye Plaza
Industrial Zone 3, Daqing Hi-Tech Industrial Development Zone
Daqing, Heilongjiang 163316
People’s Republic of China
(Address of principal executive offices)

(86) 459-8972870
(Registrant's telephone number, including area code)

_______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Amendment of 2010 Equity Incentive Plan

On December 10, 2010, upon recommendation of the Compensation Committee, the China Nutrifruit Group Limited 2010 Equity Incentive Plan was amended (the “Amendment” and as amended, the “2010 Plan”). The Amendment provides that (i) the maximum aggregate number of shares that can be awarded under the 2010 Plan during the first three years is one million and five hundred thousand shares, and the maximum aggregate number of shares that can be awarded under the 2010 Plan during the first five years is three million shares, and (ii) not more than four hundred thousand shares (or for awards denominated in shares and satisfied in cash, the fair market value of four hundred thousand shares on the grant date), may be awarded to any individual participant in any one fiscal year of the Company.

The foregoing description of the 2010 Plan is qualified in its entirety by reference to the 2010 Plan, as amended and restated, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit No.	Description

10.1	China Nutrifruit Group Limited, 2010 Equity Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2010	CHINA NUTRIFRUIT GROUP LIMITED

By: /s/ Changjun Yu
Changjun Yu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	China Nutrifruit Group Limited, 2010 Equity Incentive Plan, as amended.